CERTIFICATE OF INCORPORATION
                                       OF
                     PEAPACK-GLADSTONE FINANCIAL CORPORATION

                  The undersigned, being over the age of eighteen years, in order to form a corporation pursuant to the provisions of the New Jersey Business Corporation Act, does hereby execute this Certificate of Incorporation:

                                    ARTICLE I
                                 CORPORATE NAME

                  The name of the corporation is Peapack-Gladstone Financial Corporation.

                                   ARTICLE II
                                CORPORATE PURPOSE

                  The purpose for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act (the "Act").

                                   ARTICLE III
                                  CAPITAL STOCK

                  The aggregate number of shares which the corporation shall have authority to issue is 5,000,000 shares of common stock, without nominal or par value.

                                   ARTICLE IV
                     REGISTERED AGENT AND REGISTERED ADDRESS

                  The address of the corporation's initial registered office is 158 Route 206 North, Gladstone, New Jersey 07934, and the name of the corporation's initial registered agent at such address is Frank A. Kissel.

                                    ARTICLE V
                           INITIAL BOARD OF DIRECTORS

                  The number of directors constituting the first board is twelve
(12), and the names and addresses of the persons who are to serve as such directors are:
                  Name                                                 Address

         Pamela Hill                                     158 Route 206 North
                                                         Gladstone, NJ  07934

         T. Leonard Hill                                 158 Route 206 North
                                                         Gladstone, NJ  07934

         Frank A. Kissel                                 158 Route 206 North
                                                         Gladstone, NJ  07934

         John D. Kissel                                  158 Route 206 North
                                                         Gladstone, NJ  07934

         James R. Lamb                                   158 Route 206 North
                                                         Gladstone, NJ  07934

         George R. Layton                                158 Route 206 North
                                                         Gladstone, NJ  07934

         Edward A. Merton                                158 Route 206 North
                                                         Gladstone, NJ  07934

         F. Duffield Meyercord                           158 Route 206 North
                                                         Gladstone, NJ  07934

         John R. Mulcahy                                 158 Route 206 North
                                                         Gladstone, NJ  07934

         Philip W. Smith III                             158 Route 206 North
                                                         Gladstone, NJ  07934

         Jack D. Stine                                   158 Route 206 North
                                                         Gladstone, NJ  07934

         William Turnbull                                158 Route 206 North
                                                         Gladstone, NJ  07934


                  The number of directors shall be governed by the by-laws of the corporation.

                                   ARTICLE VI
                         EXCULPATION AND INDEMNIFICATION

                  No director or officer of the corporation, or of a subsidiary of the corporation, shall be personally liable to the corporation or to its shareholders for damages for breach of any duty owed to the corporation or its shareholders unless such breach of duty is based on an act or omission (a) in breach of such person's duty of loyalty to the corporation (and/or its subsidiary) or its shareholders; (b) not in good faith or involving a knowing violation of law; or (c) resulting in receipt by such person of an improper benefit.
                  Unless expressly prohibited by law, the corporation shall indemnify a director or officer of the corporation or of a subsidiary of the corporation against his reasonable expenses and all liabilities in connection with any proceeding involving that director or officer of the corporation or a wholly-owned subsidiary of the corporation, including a proceeding by or in the right of the corporation or its wholly-owned subsidiary, unless such breach of duty is based on an act or omission (a) in breach of such person's duty of loyalty to the corporation or its stockholders; (b) not in good faith or involving a knowing violation of law; or (c) resulting in receipt by such person of an improper personal benefit. The corporation shall advance or pay those reasonable expenses incurred by such director or officer in a proceeding as and when incurred, provided, however, that the director or officer shall, as a condition to receipt of such advances, undertake to repay all amounts advanced if it shall finally be adjudicated that the breach of duty by the director or officer was based upon an act or omission (a) in breach of such person's duty of loyalty to the corporation (and/or its subsidiary) or its stockholders; (b) not in good faith or involving a knowing violation of law; or (c) resulting in receipt by such person of an improper personal benefit.

                                  ARTICLE VIII
                    SHAREHOLDER VOTE ON CERTAIN TRANSACTIONS

                  In addition to any affirmative vote required by law or this certificate of incorporation, and except as set forth below, the affirmative vote of the holders of 80% of each class of stock of the corporation, entitled to vote in elections of directors, shall be required for all of the following:

                  (i) any merger or consolidation of the corporation with or into any other corporation, banking institution, person or entity; or

                  (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or series of transactions) of assets or of the deposit liabilities of the corporation which, in the case of either assets or of deposit liabilities, total 10% or more of the value of the assets or of the deposit liabilities of the corporation on a consolidated basis to any other corporation, banking institution, person or entity; or

                  (iii) any sale, lease, exchange, mortgage pledge, transfer or other disposition (in one transaction or a series of transactions) to the corporation of any assets of any other corporation, banking institution, person or entity in exchange for voting securities (or securities convertible into or exchangeable for voting securities or any options, warrants or rights to purchase any of the same) of the bank constituting (after giving effect to any conversion, exchange or right) 5% or more of the outstanding voting securities of the corporation; or

                  (iv) any reclassification of securities, or recapitalization of the corporation proposed by, on behalf of or pursuant to any arrangement with any other corporation, banking institution, person or entity which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding securities of the corporation of which that other corporation, banking institution, person or entity is the beneficial owner; or

                  (v) the issuance (in one transaction or a series of transactions) to any other corporation, banking institution, person or entity, of voting securities (or securities convertible into or exchangeable for voting securities or any options, warrants or rights to purchase any of the same) of the corporation constituting (after giving effect to any conversion, exchange or right) 5% or more of the outstanding voting securities of the corporation; or

                  (vi) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by, on behalf of or pursuant to any arrangement with any other corporation, banking institution, person or entity;

                  if, in any such case, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon or consent thereto, such other corporation, banking institution, person or entity is: (a) the beneficial owner, directly or indirectly, of more than 5% of the outstanding shares of any class of stock of the corporation entitled to vote in the election of directors or the assignee of, or otherwise the successor to, any shares of such stock of the corporation from a corporation, banking institution, person or entity which within the two-year period immediately prior to such record date was a more than 5% beneficial owner (where any such assignment or succession occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of that term under the Securities Act of 1933, as amended); or (b) is an affiliate (as defined subsequently in this Article) of the corporation and at any time within the two-year period immediately prior to such record date was the beneficial owner, directly or indirectly, of more than 5% of the outstanding shares of any class of stock of the corporation entitled to vote in the election of directors. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in an agreement, if any, with any national securities exchange or otherwise.

                  For the purpose, but only for the purpose of determining whether a corporation, banking institution, person or other entity is "the beneficial owner, directly or indirectly, of more than 5% of the outstanding shares of stock of the corporation entitled to vote in elections of directors," within this Article: (x) any corporation, banking institution, person or other entity shall be deemed to be the beneficial owner of any shares of stock of the corporation (i) which it has the right to acquire pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise, or
(ii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (i), above), by any other corporation, person or entity with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of stock of the corporation, or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on the date of this Amendment; and (y) the outstanding shares of any class of stock of the corporation shall include shares deemed owned through application of clauses (i) and (ii) above.

                  The Board of Directors of the corporation shall have the power and duty to determine for the purposes of this Article on the basis of information known to the corporation, whether: (i) such other corporation, banking institution, person or other entity beneficially owns more than 5% of the outstanding shares of any class of stock of the corporation entitled to vote in elections of directors, (ii) a corporation, banking institution, person or entity is an "affiliate" or "associate" (as defined above) of another, and (iii) the value of any assets or of deposit liabilities of the corporation proposed sales, lease, exchange, mortgage, pledge, transfer or other disposition exceed 10% of the corporation's assets or deposit liabilities, as the case may be. Any such determination shall be conclusive and binding for all purposes of this Article.

                  The provisions of this Article shall not be applicable to: (i) any merger or consolidation of the corporation with or into any other banking institution or corporation, or any sale or lease of assets or deposit liabilities of the corporation to, or any sale or lease to the corporation or any subsidiary thereof in exchange for securities of the corporation of any assets of, any other corporation, banking institution, person or entity, if at least two-thirds of the members of the entire Board of Directors of the corporation shall, by resolution, have approved such transaction prior to the time that such other corporation, banking institution, person or entity shall have become the beneficial owner, directly or indirectly, of more than 5% of the outstanding shares of any class of stock of the corporation entitled to vote in elections of directors; or (ii) any merger or consolidation of the corporation or any subsidiary thereof into or with, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the assets of the corporation to, any other banking institution or corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of directors is owned of record or beneficially by the corporation and its subsidiaries (if any) and so long as, if the corporation is not the surviving banking institution, each beneficial owner of shares of stock of the corporation receives the same type of consideration in such transaction and the provisions of this Article are continued in effect or adopted by such surviving banking institution as part of its certificate of incorporation (and its certificate of incorporation have no provisions inconsistent with this Article as continued or adopted) or (iii) any transaction involving the corporation or its assets or deposit liabilities required or ordered by any Federal or state regulatory agency; provided the Board of Directors referred to in (i) of this paragraph passing upon such transaction shall be comprised of a majority of continuing directors, i.e., members of such Board who were elected by the stockholders of the corporation prior to that time, that any such stockholder became the beneficial owner, directly or indirectly, of more than 5% of any class of the stock of the corporation, entitled to vote in elections of directors, or who were appointed to succeed a continuing director by a majority of continuing directors.

                  No amendment to the Certificate of Incorporation of the corporation shall amend, alter, change or repeal any of the provisions of this Article unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote of the holders of 80% of each class of stock of the corporation entitled to vote in elections of directors.

                                   ARTICLE IX
                      NAME AND ADDRESS OF THE INCORPORATOR

                  The name and address of the incorporator is Frank A. Kissel, 158 Route 206 North, Gladstone, New Jersey 07932.

                  IN  WITNESS   WHEREOF,   the  undersigned  has  executed  this
Certificate of Incorporation this 14th day of August, 1997


                                             Frank A. Kissel, Incorporator